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                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 20, 1999 in this Registration Statement (Form N-1A No. 33-87254) of PaineWebber PACE Select Advisors Trust (comprising, respectively, PACE Money Market Investments, PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments and PACE International Emerging Markets Equity Investments).

                                                  /s/ ERNST & YOUNG LLP
                                                  -----------------------
                                                      ERNST & YOUNG LLP

New York, New York
November 30, 1999